Exhibit 99.1

Press Release

RBC Bearings Incorporated Announces Fiscal 2024 First Quarter Results

Oxford, CT – August 4, 2023 – RBC Bearings Incorporated (NYSE: RBC, RBCP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today reported results for the first quarter of fiscal 2024.

First Quarter Financial Highlights

●	First quarter net sales of $387.1 million increased 9.3% over last year, Aerospace/Defense up 21.2% and Industrial up 4.7%.
●	Gross margin of 43.4% in the first quarter of fiscal 2024 compared to 39.9% for the same quarter last year. Up 400bps from adjusted gross margin for fiscal year 2022.
●	First quarter net income as a percentage of net sales of 12.9% vs 10.6% last year; Adjusted EBITDA as a percentage of net sales of 31.1% vs 28.4% last year.
●	Free cash flow of $55.1 million, net debt to TTM adjusted EBITDA reduced to 2.84.
●	GAAP diluted EPS of $1.52 and adjusted diluted EPS of $2.13.

	Fiscal 2024		Fiscal 2023		% Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$387.1		$354.1		9.3%
Gross margin	$167.9		$141.2		18.9%
Gross margin %	43.4%		39.9%
Operating income	$85.0	$85.3	$64.5	$68.3	31.9%	25.0%
Operating income %	22.0%	22.0%	18.2%	19.3%
Net income	$50.0	$67.7	$37.4	$57.5	33.6%	17.6%
Net income attributable to common stockholders	$44.3	$61.9	$31.7	$51.8	39.7%	19.6%
Diluted EPS attributable to common stockholders	$1.52	$2.13	$1.09	$1.79	39.4%	19.0%

(1) Results exclude items in reconciliation below.

“We are pleased with our first quarter results, as net sales increased 9.3% during the period,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “As anticipated, we see strong demand for products from the aerospace and defense marine sectors. Our aircraft customers’ pursuit of even greater plane build rates has pushed RBC sales growth well into the double digits; and our industrial sector experiences continuing benefit from healthy order rates for bearings servicing high-growth markets.”

First Quarter Results

Net sales for the first quarter of fiscal 2024 were $387.1 million, an increase of 9.3% from $354.1 million in the first quarter of fiscal 2023. Net sales for our Industrial segment increased 4.7%, while net sales for our Aerospace/Defense segment increased 21.2%. Gross margin for the first quarter of fiscal 2024 was $167.9 million compared to $141.2 million for the same period last year.

SG&A for the first quarter of fiscal 2024 was $64.7 million, an increase of $8.9 million from $55.8 million for the same period last year. As a percentage of net sales, SG&A was 16.7% for the first quarter of fiscal 2024 compared to 15.8% for the same period last year.

Other operating expenses for the first quarter of fiscal 2024 totaled $18.2 million compared to $20.9 million for the same period last year. For the first quarter of fiscal 2024, other operating expenses included $17.5 million of amortization of intangible assets, $0.3 million of restructuring costs, and $0.4 million of other items. For the first quarter of fiscal 2023, other operating expenses included $17.3 million of amortization of intangible assets and $3.8 million of costs associated with the Dodge acquisition, partially offset by $0.2 million of other income.

Operating income for the first quarter of fiscal 2024 was $85.0 million compared to $64.5 million for the same period last year. Excluding approximately $0.3 million of restructuring costs associated with the closing of a plant located in California, adjusted operating income for the first quarter of fiscal 2024 was $85.3 million; excluding approximately $3.8 million of acquisition costs associated with the Dodge acquisition, adjusted operating income for the first quarter of fiscal 2023 was $68.3 million. Adjusted operating income as a percentage of net sales was 22.0% for the first quarter of fiscal 2024 compared to 19.3% for the same period last year.

Interest expense, net, was $20.5 million for the first quarter of fiscal 2024 compared to $15.8 million for the same period last year.

Income tax expense for the first quarter of fiscal 2024 was $14.0 million compared to $10.5 million for the same period last year. The effective income tax rate for the first quarter of fiscal 2024 was 21.9% compared to 21.8% for the same period last year.

Net income for the first quarter of fiscal 2024 was $50.0 million compared to $37.4 million for the same period last year. On an adjusted basis, net income was $67.7 million for the first quarter of fiscal 2024 compared to $57.5 million for the same period last year. Net income attributable to common stockholders for the first quarter of fiscal 2024 was $44.3 million compared to $31.7 million for the same period last year. On an adjusted basis, net income attributable to common stockholders for the first quarter of fiscal 2024 was $61.9 million compared to $51.8 million for the same period last year.

Diluted EPS attributable to common stockholders for the first quarter of fiscal 2024 was $1.52 compared to $1.09 for the same period last year. On an adjusted basis, diluted EPS attributable to common stockholders was $2.13 for the first quarter of fiscal 2024 compared to $1.79 for the same period last year.

Backlog as of July 1, 2023 was $641.1 million compared to $635.7 million as of July 2, 2022 and $663.8 million as of April 1, 2023. The $641.1 million backlog amount excludes $124.1 million of orders that we expect to fulfill beyond 12 months from July 1, 2023. The $635.7 million backlog amount excluded $67.0 million of orders that we expected to fulfill beyond 12 months from July 2, 2022. The $663.8 million backlog amount excludes $95.6 million of orders that we expect to fulfill beyond 12 months from April 1, 2023.

Outlook for the Second Quarter Fiscal 2024

The Company expects net sales to be approximately $380.0 million to $390.0 million in the second quarter of fiscal 2024, compared to $369.2 million last year, a growth rate of 2.9% to 5.6%. Keep in mind our first and fourth quarters are historically our strongest as second and third quarter holidays reduce production days. We are on track to reach full year fiscal 2024 net sales of approximately $1.6 billion.

Live Webcast

RBC Bearings Incorporated will host a webcast on Friday, August 4th, 2023 at 11:00 a.m. ET to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 877-407-4019 (international callers dial +1 201-689-8337) and provide conference ID # 13740255. An audio replay of the call will be available from 2:00 p.m. ET August 4th, 2023, until 2:00 p.m. ET August 18th, 2023. The replay can be accessed by dialing 877-660-6853 (international callers dial +1 201-612-7415) and providing conference ID # 13740255. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual, as well as other non-cash items including but not limited to depreciation, amortization, and equity-based incentive compensation. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Adjusted Operating Income

Adjusted operating income excludes acquisition expenses (including the impact of acquisition-related fair value adjustments in connection with purchase), restructuring and other similar charges, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses. We believe that adjusted operating income is useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted Net Income Attributable to Common Stockholders and Adjusted Earnings Per Share Attributable to Common Stockholders

Adjusted net income attributable to common stockholders and adjusted earnings per share attributable to common stockholders (calculated on a diluted basis) exclude non-cash expenses for amortization related to acquired intangible assets, stock-based compensation, amortization of deferred finance fees, acquisition expenses (including the impact of acquisition-related fair value adjustments in connection with purchase), restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted EBITDA

We use the term “Adjusted EBITDA” to describe net income adjusted for the items summarized in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and utilize it when making investment decisions and evaluating us against peers.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our definition of Adjusted EBITDA may vary from the definition used by others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA adds back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur or vary greatly, are difficult to predict, and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times (i) include estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or (ii) exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our debt level, the integration of the Dodge acquisition, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, our ability to meet our debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in our reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings

Robert Sullivan

203-267-5014

Rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	July 1,	July 2,
	2023	2022
Net sales	$387,122	$354,080
Cost of sales	219,271	212,928
Gross margin	167,851	141,152

Operating expenses:
Selling, general and administrative	64,673	55,828
Other, net	18,164	20,854
Total operating expenses	82,837	76,682

Operating income	85,014	64,470

Interest expense, net	20,474	15,799
Other non-operating expense	527	767
Income before income taxes	64,013	47,904
Provision for income taxes	13,986	10,466
Net income	50,027	37,438
Preferred stock dividends	5,750	5,750
Net income attributable to common stockholders	$44,277	$31,688

Net income per common share attributable to common stockholders:
Basic	$1.53	$1.11
Diluted	$1.52	$1.09

Weighted average common shares:
Basic	28,846,874	28,670,488
Diluted	29,114,819	28,944,955

	Three Months Ended
	July 1,	July 2,
	2023	2022
Reconciliation of Reported Operating Income to Adjusted Operating Income:
Reported operating income	$85,014	$64,470
Transaction and related costs	-	82
Transition services	-	3,705
Restructuring and consolidation	290	-
Adjusted operating income	$85,304	$68,257

	Three Months Ended
	July 1,	July 2,
	2023	2022
Reconciliation of Reported Net Income to Adjusted Net Income Attributable to Common Stockholders:
Reported net income	$50,027	$37,438
Transaction and related costs	-	82
Transition services	-	3,705
Restructuring and consolidation	290	-
Foreign exchange translation loss/(gain)	-	(163)
M&A related amortization	16,258	16,411
Stock compensation expense	5,404	3,819
Amortization of deferred finance fees	856	2,298
Tax impact of adjustments and other tax matters	(5,140)	(6,038)
Adjusted net income	$67,695	$57,552

Preferred stock dividends	5,750	5,750

Adjusted net income attributable to common stockholders	$61,945	$51,802

Adjusted net income per common share attributable to common stockholders:
Basic	$2.15	$1.81
Diluted	$2.13	$1.79

Weighted average common shares:
Basic	28,846,874	28,670,488
Diluted	29,114,819	28,944,955

	Three Months Ended
	July 1,	July 2,
	2023	2022
Reconciliation of Reported Net Income to Adjusted EBITDA:
Reported net income	$50,027	$37,438
Interest expense, net	20,474	15,799
Provision for income taxes	13,986	10,466
Stock compensation expense	5,404	3,819
Depreciation and amortization	29,674	28,642
Other non-operating expense	527	767
Transaction and related costs	-	82
Transition services	-	3,705
Restructuring and consolidation	290	-
Adjusted EBITDA	$120,382	$100,718

	Three Months Ended
	July 1,	July 2,
	2023	2022
Selected Financial Data:
Cash provided by operating activities	$61,798	$59,035

Capital expenditures	$6,702	$7,857

Total debt	$1,344,885	$1,565,330

Cash and cash equivalents	$56,744	$119,587

Total debt minus cash and cash equivalents	$1,288,141	$1,445,743

Repurchase of common stock	$6,782	$5,984

Backlog	$641,124	$635,741

	Three Months Ended
	July 1,	July 2,
	2023	2022
Segment Data, Net External Sales:
Aerospace and defense segment	$120,472	$99,399
Industrial segment	266,650	254,681
Total net external sales	$387,122	$354,080

FY2024 Q2 Outlook - Modeling Items:
Net sales	$380,000-$390,000
Gross margin (as a percentage of net sales)	42.00% - 42.50%
SG&A (as a percentage of net sales)	16.25%-16.75%
Interest expense, net	$19,500-$20,000
Preferred stock dividends	$5,750